Exhibit 107

Calculation of Filing Fee Tables

Form F-4

(Form Type)

Logistic Properties of the Americas

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Being Registered(1)(6)		Proposed Maximum Offering Price Per Security		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees To Be Paid	Equity	Ordinary shares, $0.0001 par value per share	457(f)(1)	9,550,705	(2)	$10.97	(4)	$104,771,233.85	0.00014760	$15,464.23
	Equity	Ordinary shares, $0.0001 par value	457(f)(2)	28,600,000	(3)	$1.30	(5)	$37,180,000	0.00014760	$5,487.77
Fees Previously Paid	-	-	-	-		-		-		-
				Carry Forward Securities
Carry Forward Securities	-	-	-	-				-		-
			Total Offering Amounts					$141,951,233.85		$20,952.00
			Total Fees Previously Paid							22,261.41
			Total Fee Offsets							-
			Net Fee Due							$-

(1)

All securities being registered will be issued by Logistic Properties of the Americas, a Cayman Islands exempted company (“Pubco”). In connection with the business combination described in this registration statement and the enclosed proxy statement/prospectus (the “Business Combination”) of two, a Cayman Islands exempted company (“TWOA”), a business combination agreement was entered into by and among TWOA, Pubco, LatAm Logistic Properties, S.A., a company incorporated under the laws of Panama (together with its successors, “LLP”), Logistic Properties of the Americas Subco, a Cayman Islands exempted company and a wholly-owned subsidiary of Pubco (“SPAC Merger Sub”), and LPA Panama Group Corp., a company incorporated under the laws of Panama and a wholly-owned subsidiary of Pubco (“Company Merger Sub”), which provides, among other things, that: (a) SPAC Merger Sub will merge with and into TWOA, with TWOA continuing as the surviving company (the “SPAC Merger”), and, in connection therewith, each issued and outstanding security of TWOA immediately prior to the effective time of the Mergers (as defined below) (the “Effective Time”) will no longer be outstanding and will automatically be canceled, in exchange for the right of the holder thereof to receive a substantially equivalent security of Pubco; (b) Company Merger Sub will merge with and into LLP, with LLP continuing as the surviving company (the “Company Merger,” and, together with the SPAC Merger, the “Mergers”), and, in connection therewith, the LLP shares issued and outstanding immediately prior to the Effective Time will be canceled in exchange for the right of the holders thereof to receive ordinary shares of Pubco (“Pubco Ordinary Shares”); and (c) as a result of the Mergers, TWOA and LLP will each become wholly-owned subsidiaries of Pubco.

(2)

Consists of the maximum number of Pubco Ordinary Shares estimated to be issued to security holders of TWOA in connection with the Business Combination. Such number of Pubco Ordinary Shares is based on the sum of (i) 4,191,330 Pubco Ordinary Shares to be issued in exchange for the remaining outstanding TWOA Class A ordinary shares, par value $0.0001 per share (the “TWOA Class A Ordinary Shares”) and 5,359,375 Pubco Ordinary Shares to be issued in exchange for the remaining outstanding TWOA Class B ordinary shares, par value $0.0001 per share.

(3)	Consists of 28,600,000 Pubco Ordinary Shares that will be issued to holders of LLP ordinary shares in connection with the Business Combination.

(4)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f)(1) of the Securities Act of 1933, as amended (the “Securities Act”), based on the average of the high and low prices of the TWOA Class A Ordinary Shares on the New York Stock Exchange (“NYSE”) on December 4, 2023, such date being within five business days of the date that the Registration Statement was first filed with the U.S. Securities and Exchange Commission ($10.97 per share).

(5)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act. There is no market for the ordinary shares of LLP that will be surrendered in connection with the Business Combination. Accordingly, the proposed maximum aggregate offering price is calculated to be equal to the aggregate book value of the ordinary shares of LLP pursuant to Rule 457(f)(2) of the Securities Act.

(6)	Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.